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                                                                     Exhibit 5.1

                                                                [GRAY CARY LOGO]
                                                4365 Executive Drive, Suite 1600
                                                        San Diego, CA 92121-2189
                                                                www.graycary.com
                                                                 O] 858-677-1418
                                                                 F] 858-677-1477

July 20, 2004

                                                         OUR FILE NO. 8203-92001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

As legal counsel for Cohu, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of a total of up to an additional 1,000,000 shares of the Common Stock, $1.00 par value, of the Company which may be issued pursuant to the Cohu, Inc. 1998 Stock Option Plan (the "Plan").

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

Based on such examination, we are of the opinion that the additional 1,000,000 shares of Common Stock which may be issued under the Plan are duly authorized shares and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully submitted,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP










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